UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2004

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500

None
(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 3.2

Item 5. Other Events

     At the annual meeting of the shareholders of Cray Inc. held on May 12, 2004, the shareholders approved two amendments to the articles of incorporation: first, to increase the authorized number of shares of common stock from 120,000,000 to 150,000,000, and secondly, to declassify the Board so that all directors will stand for annual election beginning with the annual meeting of shareholders in 2005. The Board earlier had amended Company’s bylaws to adopt parallel provisions with respect to the annual election of directors, subject to the shareholder approval of the amendment to the articles of incorporation. The shareholders re-elected Daniel J. Evans and Daniel C. Regis as directors. In addition the shareholders approved adoption of the 2004 Long Term Equity Compensation Plan.

     The Company announced that William A. Owens has resigned as a director of Cray due to his responsibilities as the newly elected chief executive officer of Nortel Networks Corporation.

     The Company also announced that the Board has elected Dr. Frank L. Lederman to the Board of Directors. Dr. Lederman, 55, served as a Vice President and Chief Technical Officer of Alcoa, Inc., from 1995 to his retirement in 2001 where he was responsible for worldwide technology. From 1988 to 1995 he was Senior Vice President, Technology with Canada-based Noranda Inc. Prior to joining Noranda, he was with General Electric Company from 1976 to 1988 serving as a physicist and in a number of management positions, including as manager of electronics research programs and resources at the Corporate Research and Development Center in Schenectady, N.Y.

     Dr. Lederman received a M.S. and Ph.D. in Physics at the University of Illinois and a B.S. and M.S. at Carnegie-Mellon University, and was a Post-Doctoral Fellow in Electrical Engineering at the University of Pennsylvania.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits
	3.1	Restated Articles of Incorporation of Cray Inc., as amended through May 13, 2004
	3.2	Amended and Restated Bylaws of Cray Inc., as amended through May 12, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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CRAY INC.

	By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
May 14, 2004		Vice President – Legal Affairs

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EXHIBIT INDEX

3.1	Restated Articles of Incorporation of Cray Inc., as amended through May 13, 2004
3.2	Amended and Restated Bylaws of Cray Inc., as amended through May 12, 2004.

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